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                                                                     Exhibit 2.1


                           FIRST AMENDED AND RESTATED


                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


            ENVISION DEVELOPMENT CORPORATION, A FLORIDA CORPORATION,

                       ENVISION ACQUISITION CORPORATION,

                  PERFUMANIA.COM, INC., A FLORIDA CORPORATION,

         ENVISION DEVELOPMENT CORPORATION, A MASSACHUSETTS CORPORATION,

                                      AND

             THE STOCKHOLDERS OF ENVISION DEVELOPMENT CORPORATION,
                          A MASSACHUSETTS CORPORATION


                                 March 10, 2000


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                           FIRST AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

         THIS FIRST AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of the 10th day of March, 2000 by and among:

         Envision Development Corporation, a Florida corporation with an address at 11701 N.W. 101st Road, Miami, FL 33178 ("Holdings");

          Perfumania.com, Inc., a Florida corporation with an address at 11701 N.W. 101st Road, Miami, FL 33178 and a wholly owned subsidiary of Holdings ("Perfumania.com");

         Envision Acquisition Corporation, a Massachusetts corporation and a wholly owned direct subsidiary of Holdings ("EAC");

         Envision Development Corporation., a Massachusetts corporation with an address at 4 Mount Royal Avenue, Marlboro, MA 01752 ("Envision"); and

         The Stockholders of Envision, listed on Schedule I, who own all of the issued and outstanding capital stock of Envision (the "Stockholders").

                             Preliminary Statement

         1. The Stockholders own the number of the issued and outstanding shares of the common stock, no par value per share, of Envision set forth on
Schedule I attached hereto, which shares represent all of the issued and outstanding shares of capital stock of Envision (collectively, the "Shares").

         2. Holdings desires to acquire, and the Stockholders desire to transfer, the Shares of Envision for the consideration set forth below, subject to the terms and conditions of this Agreement.

         3. This Agreement is intended to be a "plan of reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         4. This Agreement amends and restates in its entirety the Agreement and Plan of Merger, dated February 1, 2000, by and among Perfumania.com, Inc., EAC, Envision and the Stockholders of Envision named therein (the "Original Agreement").

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:



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                                   Article 1

                                   THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the Business Corporation Law of the Commonwealth of Massachusetts (the "MBCL"), EAC shall be merged with and into Envision (the "Merger"). The Merger shall occur at the Effective Time (as defined herein). Following the Merger, Envision shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of EAC shall cease.

         1.2 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all conditions to the Merger set forth in Articles 6 and 7 hereof, the parties shall cause Articles of Merger to be filed in accordance with the MBCL (the Articles of Merger are referred to herein as the "Merger Documents") and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at such time as the Merger Documents are filed with the Secretary of the Commonwealth of Massachusetts in accordance with the MBCL, or at such later time as is specified in such documents (the "Effective Time"). Immediately prior to the filing of the Merger Documents, a closing (the "Closing") will be held at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts (or such other place as the parties may agree) for the purpose of confirming satisfaction or waiver of all conditions to the Merger. The Closing shall take place within three business days after the day all of the conditions in Articles 6 and 7 are fulfilled or waived or on such other date as the parties may agree, but not later than July 31, 2000. The date on which the Closing occurs is referred to herein as the "Closing Date."

         1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the MBCL.

         1.4 ARTICLES OF ORGANIZATION AND BYLAWS. The Articles of Organization and Bylaws of EAC, in each case as in effect immediately prior to the Effective Time shall be the Articles of Organization and Bylaws of the Surviving Corporation immediately after the Effective Time.

         1.5 DIRECTORS AND OFFICERS. The directors and officers of EAC immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time, each such officer and director to hold office in accordance with their respective terms.

         1.6      CONVERSION OF STOCK.

                  1.6.1 For purposes of this Agreement, "Merger Consideration" means that number of shares of Common Stock, $0.01 par value per share, of Holdings ("Holdings Common Stock") to be issued pursuant to Section 1.6.2(a), and the "Closing Price" means the average closing price of Holdings Common Stock as reported on the American Stock Exchange ("AMEX") for the ten consecutive trading days ending on the third trading day prior to the Closing (the "Closing Price").

                  1.6.2 At the Effective Time, by virtue of the Merger and without any action on the part of Holdings, Perfumania.com, EAC or Envision:


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                  (a)      Subject to the provisions of this Article 1, each
share of Common Stock, without par value, of Envision ("Envision Stock") issued and outstanding immediately prior to the Effective Time (except for Envision Stock canceled pursuant to Section 1.6.2(b)) shall be converted into and become the right to receive 2.6134 (the "Exchange Ratio") shares of Holdings Common Stock; provided that if the Closing Price is less than $12.00, then the Exchange Ratio shall be adjusted to equal the quotient obtained by dividing (i) $24,000,000 divided by the Closing Price by (ii) 765,298. The Exchange Ratio shall be further adjusted to reflect the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or similar transactions (collectively, "Stock Splits").

                  (b) All Envision Stock held at the Effective Time by Envision as treasury stock shall be canceled and no payment shall be made with respect thereto.

                  (c) All shares of Common Stock of EAC, $0.01 par value per share, outstanding immediately prior to the Effective Time, shall be converted into and become the same number of shares of Common Stock of the Surviving Corporation.

         1.7      CONVERSION OF OPTIONS.

                  1.7.1 As of the Effective Time, each option to purchase Envision Stock that is outstanding under the Envision 1998 Stock Option Plan or otherwise (each an "Envision Option") shall be deemed to be an option to purchase a number of shares of Holdings Common Stock that is equal to the number of shares of Envision Stock subject to the unexercised portion of such Envision Option as of the Effective Time multiplied by the Exchange Ratio (with any fraction resulting from such multiplication to be rounded up or down to the nearest whole number). The exercise price per share of Holdings Common Stock of each former Envision Option shall be equal to the exercise price of each Envision Option as of the Effective Time, divided by the Exchange Ratio. All other terms of the Envision Options shall remain substantially unchanged, including without limitation the vesting schedule for the Envision Options, such that any portion of an Envision Option which has vested shall remain vested; provided, however, that in the case of any Envision Option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

                  1.7.2 As soon as practicable after the Effective Time, Holdings or the Surviving Corporation shall deliver to holders of former Envision Options appropriate notices setting forth such holders' rights pursuant to such former Envision Options, as revised pursuant to this Section 1.7.

                  1.7.3 Holdings shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holdings Common Stock for delivery upon exercise of the options assumed by Holdings in accordance with this Section 1.7.

         1.8 CLOSING OF ENVISION'S TRANSFER BOOKS. At the date of this Agreement, the stock transfer books of Envision shall be closed and no transfer of Envision Stock shall thereafter be made, except at the direction of Holdings.


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         1.9      ISSUANCE OF HOLDINGS CERTIFICATES. Holdings shall authorize one or more persons (which term, as used in this Agreement, shall include any individual or entity) to act as Exchange Agent hereunder or may itself act as Exchange Agent (the "Exchange Agent"). Any and all outstanding certificates representing Envision Stock shall be surrendered to the Exchange Agent. Upon receipt of all of the certificates held by the Stockholders, the Stockholders shall be entitled to receive a certificate, with a legend stating that the securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and setting forth or referring to the restrictions on transferability and sale of the securities, representing shares of Holdings Common Stock to be received by the Stockholders pursuant to the right to receive such shares of Holdings Common Stock into which the shares of Envision Common Stock shall have been converted pursuant to the provisions of this Agreement. The shares of Envision Stock outstanding immediately prior to the Effective Time (and any certificates representing such shares) shall be deemed canceled as of the Effective Time. The Holdings Common Stock which will be issued in the Merger shall be deemed to have been issued at the Effective Time. If any certificates for Holdings Common Stock are to be issued in a name other than that in which Envision Stock was registered immediately prior to the Effective Time, it shall be a condition of such issuance that the person requesting such issuance shall (a) deliver to the Exchange Agent all documents necessary and proper to evidence and effect such transfer and (b) pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Holdings Common Stock in such other name or establish to the satisfaction of the Exchange Agent and Holdings that such tax has been paid or is not applicable.

         1.10 FRACTIONAL SHARES. No certificates representing fractional shares of Holdings Common Stock shall be issued upon the surrender for exchange of Envision Stock certificates. No fractional interest shall entitle the owner to vote or to any rights of a security holder. In lieu of fractional shares, if the Stockholders would otherwise have been entitled to a fractional share of Holdings Common Stock, then they will receive from Holdings at Closing an amount in cash (without interest) determined by multiplying such fraction by the Closing Price, subject to applicable withholding tax.

         1.11 NO LIABILITY. Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent, Holdings, Perfumania.com, EAC or the Surviving Corporation shall be liable to a holder of a certificate for any Holdings Common Stock (and any cash payable for fractional shares of Holdings Common Stock or any other amount due, if any) that was properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.12 FURTHER OWNERSHIP RIGHTS IN ENVISION STOCK. All shares of Holdings Common Stock issued upon the surrender for exchange of Envision Stock in accordance with the terms of this Article 1 (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Envision Stock. At the Effective Time, the stock transfer books of Envision shall be closed, and thereafter there shall be no further registration of transfers of shares of Envision Stock on the records of the Surviving Corporation. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Envision Stock outstanding shall cease to have any rights with respect to such shares of Envision Stock.


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         1.13     LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any
certificates evidencing Envision Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Holdings Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.10; provided, however, that Holdings may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Holdings or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

                                   Article 2

                      REPRESENTATIONS OF THE STOCKHOLDERS

         The Stockholders jointly and severally represent and warrant to Holdings as follows:

         2.1 SEC FILINGS. The Stockholders have received and read or reviewed and are familiar with the Registration Statement on Form S-1 and Forms 10-Q and 8-K of Holdings and Perfumania.com, Inc., as the case may be (the "Registrants"), which have been filed with the Securities and Exchange Commission (the "SEC"), and have also reviewed and are familiar with any reports or documents filed under Sections 13(a), 14(a), and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the capital stock of the Registrants (together with other reports and documents filed with the SEC, the "SEC Filings")

         2.2 INQUIRY. The Stockholders have had an opportunity to ask questions of and receive answers from the Registrants, or a person or persons acting on the Registrants' behalf, concerning the terms and conditions of Holdings Common Stock.

         2.3 UNREGISTERED SHARES. The Stockholders understand that (i) none of the shares of Holdings Common Stock being issued pursuant to this Agreement have been registered under the Securities Act or under the securities laws of any state or other jurisdiction in reliance upon exemptions for private offerings and (ii) Holdings has no obligation to register the shares of Holdings Common Stock being issued pursuant to this Agreement.

         2.4 NO DISTRIBUTION. The shares of Holdings Common Stock are being acquired solely for the Stockholders' own accounts, for investment and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof; the Stockholders have no current plans to enter into any contract, undertaking, agreement, or arrangement relating thereto.

         2.5 LIMITED OPPORTUNITY FOR RESALE. The Stockholders acknowledge and are aware that there are substantial restrictions on the transferability of the shares of Holdings Common Stock issued pursuant to this Agreement; that the shares of Holdings Common Stock issued pursuant to this Agreement cannot be resold unless such shares are registered under the Securities Act and any applicable securities law of any state or other jurisdiction, or an exemption from registration is available; the Stockholders have no rights to require that such shares be registered under the Securities Act; and unless such shares are so registered or an


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exemption therefrom is available to the Stockholders, there will be no public market for the shares of Holdings Common Stock issued pursuant to this Agreement.

         2.6 INVESTMENT EXPERIENCE. The Stockholders have such knowledge and experience in financial and business matters that they are capable of evaluating the relative risks and merits of the shares of Holdings Common Stock issued pursuant to this Agreement.

         2.7 STATES OF RESIDENCE. The Stockholders are residents of the states appearing hereunder under their respective names on the signature pages hereto.

         2.8 AFFILIATES. The Stockholders have been advised that, in addition to other restrictions on the transfer of the shares of Holdings Common Stock issued pursuant to this Agreement, since they may be "affiliates" of Holdings at the Closing and the distribution of such shares by the Stockholders has not been registered under the Securities Act, Rules 144 and 145 under the Securities Act will restrict the Stockholders' sales of Holdings Common Stock received in the transaction. The Stockholders acknowledge that the shares of Holdings Common Stock received by them pursuant to this Agreement shall be subject to stop transfer instructions and may be legended to reflect the restrictions on transfer imposed by the Securities Act.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                        OF ENVISION AND THE STOCKHOLDERS

         Envision and the Stockholders jointly and severally represent and warrant to Holdings that:

         3.1 ORGANIZATION AND QUALIFICATION. Envision is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. Envision is qualified or otherwise authorized to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify or be authorized has or would have, individually or in the aggregate, a material adverse effect on Envision or its assets, properties, business, operations or condition (financial or otherwise) or would materially impair, delay or terminate the transactions contemplated herein (a "Material Adverse Effect").

         3.2      CAPITALIZATION AND TITLE TO SHARES.

                  3.2.1 Outstanding Capital Stock. Envision is authorized to issue 1,000,000 shares of Common Stock, no par value per share, of which 765,298 shares are issued and outstanding owned beneficially and of record by the Stockholders, free and clear of any claim, lien or other encumbrance. Except as disclosed in this Section 3.2.1 and Section 3.2.2, no capital stock of Envision is authorized, reserved for issuance, outstanding or issued. The number of shares owned by each Stockholder is correctly represented in Schedule I hereto; each shareholder is the beneficial owner of such shares. Other than the Stockholders, there is no other holder of Envision Stock. All of the issued and outstanding shares of Envision's capital stock are duly authorized and are validly issued, fully paid, nonassessable and free of pre-emptive or similar


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rights. No shares of any class of Envision's capital stock are held in the treasury of Envision. Since January 1, 2000, Envision has not made repurchases or redemptions of shares of its capital stock. The Shares of Common Stock of Envision held by the Stockholders constitute all of the issued and outstanding capital stock of Envision on the Closing Date. To the best knowledge of Envision and the Stockholders, none of the issued and outstanding shares of Envision's capital stock has been issued in material violation of any federal or state law.

                  3.2.2    Options or Other Rights. Except as set forth on
Schedule 3.2.2 (which Schedule shall include all information concerning the vesting, including acceleration thereof, due to the execution and delivery of this Agreement or consummation of the Merger, and whether qualified or non-qualified), there are no rights, subscriptions, warrants, calls, pre-emptive rights, options or other agreements or commitments of any kind to purchase or otherwise to receive from Envision or for Envision to issue any capital stock or any other security of Envision and there are not any outstanding securities of any kind convertible into or exchangeable for capital stock. Absent any action taken by Holdings with respect thereto following the Merger, all shares which may be issued pursuant to the instruments disclosed in
Schedule 3.2.2 will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any pre-emptive or similar rights in accordance with the terms of such instruments. There are no shareholder agreements, voting trusts or agreements, proxies or other agreements, instruments or understandings with respect to the outstanding shares of capital stock of Envision.

                  3.2.3 Subsidiaries. Envision does not own any capital stock or other interests in any corporation, partnership, limited liability company, business trust or any other entity.

         3.3 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Subject to the approval of this Agreement by the Stockholders, Envision has the full legal right and corporate power and all authority and, except as otherwise provided herein, all approvals required to enter into, execute and deliver this Agreement, to consummate the transactions contemplated hereunder and to perform fully its obligations hereunder, and this Agreement has been or will be duly executed and delivered and is the valid and binding obligation of Envision enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally, and to equitable principles.

         3.4 ARTICLES OF ORGANIZATION AND BYLAWS. Envision has previously delivered or made available to Holdings or Perfumaia.com true and complete copies of its Articles of Organization, certified by the Secretary of the Commonwealth of Massachusetts and Bylaws of Envision as currently in effect. The minute books of Envision contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the Stockholders since the time of Envision's incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings. The stock books of Envision are true and complete.

         3.5 FINANCIAL STATEMENTS. Envision has delivered to Holdings or Perfumania.com (A) the unaudited balance sheets of Envision as December 31, 1999 and the unaudited statements of income and retained earnings and cash flows of Envision for the twelve month period ended December 31, 1999 (the "Unaudited Financial Statements") and (B) the audited balance sheets (including the related notes and independent auditors' report thereon) of Envision as at


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December 31, 1998 and December 31, 1997, and the related audited statements of income and retained earnings and cash flows of Envision for each of the two years in the period ended December 31, 1998, all of which are attached hereto as Schedule 3.5 (collectively, with the Unaudited Financial Statements, the "Financial Statements"). Except for normally recurring year-end adjustments, which adjustments will not be material either individually or in the aggregate to Envision, and the absence of any notes to the Unaudited Financial Statements, (i) the balance sheets included in the Financial Statements present fairly, in all material respects, the financial position of Envision as at the dates presented; (ii) the other related statements included in the Financial Statements present fairly in all material respects the results of operations and cash flows of Envision for the twelve-month periods presented; and (iii) each of the balance sheets, the statements of income and retained earnings and the statements of cash flows included in the Financial Statements has been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis. The foregoing Financial Statements of Envision are sometimes herein called the "Financials," the balance sheet of Envision as at December 31, 1999 is sometimes herein called the "Balance Sheet" and December 31, 1999 is sometimes herein called the "Balance Sheet Date." Accurate and complete copies of the books and records of Envision have been made available to Holdings or Perfumania.com.

         3.6      NO MATERIAL ADVERSE CHANGE. Since the Balance Sheet Date:

                  (a) there have been no changes in the assets, properties, business, operations or condition (financial or otherwise) of Envision which either individually or in the aggregate has or could reasonably have a Material Adverse Effect, nor, to the best knowledge of Envision and the Stockholders, are any such changes threatened; and

                  (b) Envision has conducted its business only in the ordinary and usual course and in a manner consistent with past practice, and Envision has not, except in the ordinary course of business and except as set forth on Schedule 3.6:

                           (i) declared or paid any dividend or declared or made any other distribution of any kind to the Stockholders on account of their equity holdings in Envision, or made any direct or indirect issuance, redemption, cancellation, purchase or other acquisition of any shares of their capital stock;

                           (ii)     made any loan or advance to the
         Stockholders, its officers, directors, employees, consultants or agents of Envision ("Affiliates") (other than travel advances made in the ordinary course of business); or incurred any indebtedness or made any other loan or advance other than in the ordinary course of business and in any event not more than $50,000 individually or in the aggregate;

                           (iii) made any payment or commitment to pay any severance or termination pay to any of its Affiliates, other than payments or commitments to pay persons other than its Affiliates made in the ordinary course of business;


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                           (iv)     except in the ordinary course of business:
                  entered into any lease (as lessor or lessee); sold, abandoned, transferred or made any other disposition of any of its assets or properties; granted or suffered any lien or other encumbrance on any of its assets or properties, other than purchase money liens; entered into, cancelled or amended any material contract or other agreement to which it is a party, or by or to which it or their assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

                           (v) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any material part of the assets, properties, capital stock or business of any other person;

                           (vi) made any capital expenditure, or commitment therefor, involving an amount of more than $50,000 individually or in the aggregate; or

                           (vii) made, or have become subject to, any change in its accounting methods, principles or practices or any revaluation by Envision of any of its assets.

         For the purposes of this Agreement the terms "Envision knows," "to the knowledge of Envision and the Stockholders" or "to the best knowledge of Envision and the Stockholders" or similar terms or phrases shall refer to the actual knowledge of the responsible officers of Envision and "responsible officers" shall be limited to Richard Simon and Gary Whear.

         3.7 TAX MATTERS. Except as set forth on Schedule 3.7, all material federal, state, county, local, foreign, and other taxes, (hereinafter, "Taxes" or, individually, a "Tax") required to be paid by Envision through the date hereof have been paid and all required returns relating to such Taxes have been filed. All such returns are true, correct and complete in all material respects. There is no material Tax deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith asserted or threatened to be asserted in writing against Envision by any Taxing authority, and Envision does not know of any reasonable basis upon which any such Tax deficiency could reasonably be asserted. Except as set forth on Schedule 3.7, there has not been any audit of any Tax return filed by Envision and no audit of any Tax return of Envision is in progress and Envision has not been notified in writing by any Tax authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a Tax return was or is to be filed by Envision is in force, and no waiver or agreement by Envision is in force for the extension of time for the assessment or payment of any Tax. Envision has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Envision has not made any material payments, is not obligated to make any material payments, and is not a party to any agreement that could reasonably be expected to obligate it to make any material payments that will not be deductible under Section 280G of the Code. None of the Stockholders is a foreign person within the meaning of Treasury Regulation Section 1.1445-2(b). Envision is not a party to any Tax allocation or sharing agreement. Envision has not been a member of an affiliated group filing a consolidated federal income Tax return (other than a group the common parent of which was Envision) and has no liability for the Taxes of any person (other than for itself) under Regulation 1.1502-6 of the Code (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.


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         3.8      COMPLIANCE WITH LAWS.

                  3.8.1 Envision is not in violation of any order, judgment, settlement, stipulation, injunction, award or decree binding upon it, the effect of which, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect on Envision. Envision is not in violation of any federal, state, local or foreign law, ordinance or regulation of any governmental or regulatory body, including, without limitation, regulations and requirements of the Occupational Safety and Health Administration ("OSHA"), applicable to its businesses or assets, and laws, ordinances, regulations and other requirements respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, or relating to the uses of its assets, the effect of which, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect on Envision.

                  3.8.2 Envision has in full force and effect all licenses, permits, or other approvals required by OSHA and other licenses, permits, franchises, and other approvals relating to employment, and all other licenses, permits, franchises, orders, approvals or other requirements of any federal, state, local or foreign governmental or regulatory body (collectively, "Permits") required for the conduct of Envision's business, the failure of which to have in full force and effect or obtain would have a Material Adverse Effect on Envision; all such Permits are described on Schedule 3.8; such Permits are in full force and effect; no violations are or have been recorded with any federal, state, local or foreign governmental or regulatory body in respect of any Permit listed on Schedule 3.8; and no proceeding is pending as to which notice has been served or, to the best knowledge of Envision and the Stockholders, threatened, to revoke or limit any Permit.

         3.9 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the Articles of Organization or Bylaws of Envision; (b) except as set forth in Schedule 3.9, violate, conflict with or result in an increase in liabilities or fees payable upon breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which Envision is a party or to which any of its assets or properties may be bound or subject; (c) violate any order, judgment, injunction, settlement, stipulation, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Envision or upon the securities, properties, assets or business of Envision; (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Envision or to the securities, properties, assets or business of Envision, the effect of which, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect on Envision; (e) violate any Permit, the effect of which, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect on Envision; (f) require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body or the approval or consent of any other person other than consent of other parties to the contracts described in Schedule 3.9; or (g) result in the creation of any lien or other encumbrance on the assets or properties of Envision.

         3.10 ACTIONS AND PROCEEDINGS. Except as set forth on Schedule 3.10, there are no outstanding orders, judgments, injunctions, settlement, stipulation, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving, or to the best knowledge of Envision threatened against, Envision or any of the securities, assets, or properties of Envision. There are no actions, suits or claims or legal, administrative or arbitration proceedings ("Actions"), or, to the best knowledge of Envision and the Stockholders, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of Envision and the Stockholders, threatened, against or involving Envision or any of the securities, assets or properties of Envision. To the best knowledge of Envision and the Stockholders, there is no fact, event or circumstance that may give rise to any Action that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect on Envision.

         3.11 CONTRACTS AND OTHER AGREEMENTS. Schedule 3.11 sets forth all of the material contracts and other agreements to which Envision is a party or by or to which it or its securities, business, assets or properties (including Proprietary Rights as defined) are bound or subject (and under which Envision has current or future rights or obligations) including but not limited to:

                  (a) contracts and other agreements with any current officer, director, Stockholders, employee, consultant, agent or other Affiliate of Envision;

                  (b) contracts and other agreements with any labor union or association representing any employee of Envision;

                  (c) contracts and other agreements for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate Envision to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

                  (d) contracts and other agreements for the sale, transfer or disposition, in whole or in part, of any of the assets or properties of Envision other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any of such assets or properties;

                  (e)      partnership or joint venture agreements;

                  (f) contracts or other agreements under which Envision agrees to indemnify any party for Tax liabilities or to share the Tax liability of any party;

                  (g) contracts and other agreements in which Envision is the purchaser of goods or services and calling for an aggregate purchase price or payments in any one year of more than $50,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

                  (h) contracts and other agreements providing for the sharing of fees, revenues, profits or any other financial measure, the rebating of charges or other similar arrangements;

                  (i) contracts and other agreements relating to the issuance of any securities of Envision or containing obligations or liabilities of any kind to holders of the securities of Envision as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);

                  (j) contracts and other agreements containing exclusive rights or covenants of Envision not to compete in any line of business or in any place or geography or with any person or covenants of any other person not to compete with Envision or in any line of business or in any place or geography;

                  (k) contracts and other agreements relating to the acquisition by Envision of any business, properties, assets or capital stock of any other person;

                  (l) options for the purchase of any asset, tangible or intangible, for an aggregate purchase price of more than $50,000;

                  (m) contracts and other agreements requiring the payment to any person of a commission or fee other than in the ordinary course of business;

                  (n) contracts and other agreements for the payment of fees or other consideration to any officer or director or affiliate of Envision or to any other entity in which any of the foregoing has an interest;

                  (o) contracts and other agreements or instruments relating to the borrowing of money or other indebtedness, including but not limited to mortgages, pledges or security agreements (or any other instrument granting lien or other encumbrance on any of the assets or properties of Envision), guarantees and indemnifications;

                  (p) distributorship, development, franchise, royalty or licensing or other similar agreements including but not limited to those concerning Envision's Proprietary Rights;

                  (q)      contracts with purchasers of services from Envision;
or

                  (r) leases, subleases or other agreements under which Envision is lessor or lessee of any real property.

         There have been delivered or made available to Holdings or Perfumania.com true and complete copies of all of the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth on Schedule 3.11. All of the contracts and other agreements listed on
Schedule 3.11 are valid, subsisting, in full force and effect, binding upon Envision, and to the best knowledge of Envision and the Stockholders, enforceable and binding upon the other parties thereto in accordance with their terms, and Envision has paid in full or accrued all amounts now due from it thereunder and has satisfied in full or provided for all of its liabilities and performed all of its obligations thereunder which are presently required to be satisfied or provided for or performed, and is not in breach or default under any of them, nor, to the best knowledge of Envision and the Stockholders, is any other party to any such contract or other agreement in breach or default thereunder, nor, to the best knowledge of Envision and the

Stockholders, does any condition exist that with notice or lapse of time or both would constitute a material breach or default thereunder.

         3.12 REAL ESTATE. Envision does not own any real property or any buildings or other structures nor has any option or any contractual obligation to purchase or acquire any interest in real property. The leasehold interests of Envision set forth in Schedule 3.12 are subject to no lien or other encumbrance other than statutory and common law landlord's liens and superior rights of lenders to landlords.

         3.13 TANGIBLE PROPERTY. The material equipment, furniture, leasehold improvements, fixtures, vehicles, any related capitalized items and other tangible property material to the business of Envision is in good operating condition and repair, ordinary wear and tear excepted, and Envision has not received notice that any of such property is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

         3.14     INTANGIBLE PROPERTY.

                  (a) Schedule 3.14(a) sets forth all of the patents, registered copyrights, trademarks, service marks, domain names, corporate names and trade names, all information regarding the registration of any of the foregoing, or applications therefor, and all permits, grants and licenses or other rights or agreements relating to any of the foregoing (together with all other intellectual property rights, the "Proprietary Rights") that are material to the business of Envision. Except as set forth on Schedule 3.14, to the best knowledge of Envision and the Stockholders, Envision has exclusive ownership of all Proprietary Rights used in its business as presently conducted or to be used in its business as it is contemplated to be conducted free of all liens or encumbrances. Except as set forth in Schedule 3.14, Envision has not received any notices claiming any, and no Action is pending or threatened that asserts any, infringement or violation by Envision of any Proprietary Rights of others. Except as set forth in Schedule 3.14, to the best knowledge of Envision and the Stockholders, none of the present activities, or contemplated activities under planning or development, of Envision, or its products or assets infringe on or otherwise violate any Proprietary Rights of others; and to the best knowledge of Envision and the Stockholders, there is no infringement or violation by others of the Proprietary Rights of Envision. Except as set forth on Schedule 3.14, to the best knowledge of Envision and the Stockholders, Envision has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, procedures, processes, and other information and intellectual property required for or incident to its services or its business as presently conducted or contemplated to be conducted. To the best knowledge of Envision and the Stockholders, there is no violation of the confidentiality of the Proprietary Rights of Envision. To the best knowledge of Envision and the Stockholders, except as provided on Schedule 3.14, Envision is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation any former employer of any past or present employees of Envision. The Stockholders do not have any agreements or arrangements with former employers currently in effect relating to confidential information or trade secrets of such employers. To the best knowledge of Envision and the Stockholders, none of the activities of the employees of Envision on behalf of Envision violates any valid and enforceable agreements or arrangements which any such employees have with former employers currently in effect.

                  (b) Except as set forth on Schedule 3.14(b), Envision has not suffered and is not expected to suffer any material harm or disruption to its business or any material fees or liabilities from the change to the year 2000. Envision takes all commercially reasonable steps to protect its integrity, functioning and security from unauthorized access, tampering or use.

         3.15 TITLE TO ASSETS; LIENS. Except as set forth on Schedule 3.15, Envision owns outright and has good title to all of its owned assets and properties, including, without limitation, all of the assets and properties reflected on the Balance Sheet, free and clear of any claim, lien or other encumbrance, except for (a) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the applicable Balance Sheet Date; (b) liens or other encumbrances securing the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, or (c) purchase money liens.

         3.16 ABSENCE OF UNDISCLOSED LIABILITIES. As at the Balance Sheet Date, Envision does not have debts, obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or liabilities for taxes due or then accrued or to become due), required by GAAP to be shown on a balance sheet prepared in accordance with GAAP that were not fully, accurately and adequately reflected or reserved against on the Balance Sheet. Envision does not have any such debts, obligations or liabilities other than debts, obligations or liabilities (a) fully, accurately and adequately reflected or reserved against on the Balance Sheet, or (b) incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice since the Balance Sheet Date, which are not in the aggregate material to Envision.

         3.17 CUSTOMERS. Schedule 3.17 sets forth the ten (10) customers who accounted for the largest sales of Envision for the twelve months ended December 31, 1999 (the "Customers"). The relationships between Envision and its Customers are generally good commercial working relationships. Except as disclosed on Schedule 3.17, no Customer of Envision has cancelled or otherwise terminated its relationship with Envision (except in the course of the natural expiration of any contracts governing such relationship). Envision has not received any written threat from any Customer, and to the best knowledge of Envision and the Stockholders, there is no plan or intention of any such Customer, to terminate early (i.e., prior to scheduled contract expiration), to cancel or otherwise materially and adversely modify its relationship with Envision nor to decrease materially or limit its services, supplies or materials to Envision or its usage, or purchase of the services or products of Envision except in the course of the natural expiration of any contracts governing such relationship.

         3.18 EMPLOYEE BENEFIT PLANS. Schedule 3.18 sets forth a correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and similar plans, programs or arrangements, including without limitation all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to which Envision is the "Plan Sponsor" within the meaning of Section 3(16)(B) of ERISA, or in which Envision participates (the "Plans"). Envision has never maintained or contributed to a defined benefit pension plan that is subject to Title IV of ERISA. Envision has never maintained or contributed to any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and Envision has not incurred any material liability under Sections 4062, 4063 or 4201 of ERISA. Each Plan which is intended to be qualified under Section 401(a) or 501(c)(9) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the Internal Revenue Service. Except as set forth on
Schedule 3.18, each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of any and all applicable statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code. Except as set forth on Schedule 3.18, to the best knowledge of Envision and the Stockholders, nothing has been done or omitted to be done with respect to any Plan which is intended to comply with
Section 401(a) of the Code that would adversely affect the qualified status of such Plan or result in any material liability on the part of Envision including, without limitation, under Title I of ERISA or Section 4975 of the Code. All material reports, returns, notices and documents required to be filed with respect to all Plans, including without limitation annual reports on Form 5500, have been timely filed. Except as set forth on Schedule 3.18, all contributions required by law or the terms of any Plan have been made. Except as set forth on Schedule 3.18, all claims for welfare benefits incurred by employees of Envision on or before the Closing are or will be fully covered by third-party insurance policies or programs. Except for continuation of health coverage to the extent required under Section 4980B of the Code or as otherwise set forth in this Agreement, there are no obligations under any Plan providing group health expense reimbursements benefits after termination of employment. Complete copies of the following documents with respect to each Plan (as applicable) have been delivered or made available to Holdings or
Perfumania.com: (i) each relevant Plan document and subsequent amendment thereto; (ii) each trust agreement, group annuity contract, insurance policy or contract; (iii) each Form 5500 series annual report with each required schedule and attachment for each of the three (3) most recent plan years; (iv) the most recent IRS determination letter; and (v) the most recent summary plan description and each summary of material modification thereto. For purposes of this Section 3.18, references to Envision include Envision and its ERISA Affiliates. An "ERISA Affiliate" of Envision means any trade or business (whether or not incorporated) that together with Envision would have been deemed a "single employer" within the meaning of Section 4001(b) of ERISA or
Section 414(m) of the Code at any time within the five-year period ending on the Closing Date.

         3.19 EMPLOYEE RELATIONS. As of January 31, 2000, Envision employed an aggregate of 17 employees. Envision believes it generally enjoys a good employer-employee relationship with its employees. Envision is not delinquent in payments to any of its respective employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by such party to the date hereof or amounts required to be reimbursed to such employees. There is no, and during the past three years there has been no, labor strike, dispute, work stoppage or lockout pending, or, to the best knowledge of Envision and the Stockholders, threatened, against Envision.

         3.20 INSURANCE. Schedule 3.20 sets forth a list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors and officers and other insurance held by or on behalf of Envision. To the best knowledge of Envision and the Stockholders, such policies and binders are reasonably believed to be adequate for the business engaged in by Envision.

         3.21 BROKERAGE. No broker, finder, agent or similar intermediary has acted on behalf of Envision in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Envision, or any action taken by Envision.

         3.22 HAZARDOUS MATERIALS. Except as set forth on Schedule 3.22, Envision has never generated, used or handled any Hazardous Materials (as hereinafter defined) other than normal office products, nor has Envision treated, stored or disposed of any Hazardous Materials other than normal office products at any site owned or leased by Envision or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility. Except as set forth on Schedule 3.22, to the best knowledge of Envision and the Stockholders, no other person has ever generated, used, handled, stored or disposed of any Hazardous Materials at any site owned (presently or formerly) or premises leased (presently or formerly) by Envision during the period of Envision's ownership or lease, nor has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises during such period. For purposes of this Agreement, "Hazardous Materials" shall mean and include any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act, 42 U.S.C. 6901, regulations adopted pursuant to said Act, and also any "hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601.

         3.23 BANK ACCOUNTS AND POWERS OF ATTORNEY. Schedule 3.23 identifies all bank accounts used in connection with the operations of Envision whether or not such accounts are held in the name of Envision, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from Envision and a summary statement of the terms thereof. Except as set forth on Schedule 3.23, Envision has not granted powers of attorney to any person or entity.

         3.24 NO MISREPRESENTATION. All documents, schedules and other papers delivered by or on behalf of Envision or the Stockholders in connection with this Agreement and the transactions contemplated hereby are authentic and, to the best knowledge of Envision and the Stockholders, and are true and complete. No representation or warranty of Envision or the Stockholders contained in this Agreement, and, to the best knowledge of Envision and the Stockholders, no document or other paper furnished by or on behalf of the Stockholders to either of the Registrants (or any of their respective agents) pursuant to this Agreement or in connection with the transactions contemplated hereby, taken as a whole, contains a materially untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No written information furnished or approved in writing (which shall be reasonably promptly delivered) by Envision or the Principal Stockholders for inclusion in the proxy statement or information statement described in Section 5.8(a)(iii) contains, or shall contain, a materially untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3.25 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties in this Article 3 made as of the date hereof were true and correct on February 1, 2000 as if made on such date. From and after February 1, 2000 through and including the date hereof,

Envision and the Stockholders have complied in all material respects with all covenants contained herein.

                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

         Each of Perfumania.com (only with respect to Sections 4.1 and 4.3 hereof) and Holdings represents and warrants, to the extent applicable, to Envision and the Stockholders as follows:

         4.1 ORGANIZATION. It is duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. It is qualified or otherwise authorized to transact business as a foreign corporation in each jurisdiction in which such qualification or authorization is required by law and in which the failure to so qualify or be authorized has or would have individually or in the aggregate a material adverse effect on it or its assets, properties, business, operations or condition (financial or otherwise) or would materially impair, delay or terminate the transactions contemplated herein (a "Holdings Material Adverse Effect"). EAC is a newly-formed entity, formed solely for the purpose of carrying out the transactions contemplated by this Agreement, and has no other assets or activities. All of the outstanding capital stock of EAC is owned by Holdings.

         4.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. It has the corporate power and all authority and, except as otherwise provided for herein, approvals required to enter into, execute and deliver this Agreement and to issue the shares of Holdings Common Stock to be issued to the Stockholders at the Closing, to consummate the transactions hereunder, and to perform fully its obligations hereunder, and this Agreement and has been or will be duly executed and delivered and the valid and binding obligation of it enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally, and to equitable principles. It has obtained the necessary approval of its board of directors for the execution, delivery and performance of this Agreement and the issuance of the shares of Holdings Common Stock to be issued to the Stockholders at the Closing, and the consummation of the transactions contemplated hereunder and thereunder, and no other corporate proceedings or actions on the part of it are necessary therefor, except for (i) the filing of the additional listing application with the AMEX and the receipt of approval therefor and (ii) the receipt of the approval of the stockholders of Holdings for the issuance of the shares comprising the Merger Consideration in accordance with all applicable laws and regulations.

         4.3 BROKERAGE. No broker, finder, agent or similar intermediary has acted on behalf of Holdings or Perfumania.com in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with it or any action taken by either of them.

         4.4 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate any provision of the Amended and Restated Articles of Incorporation or Amended and Restated Bylaws of it; (b) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which it is a party or to which any of its assets or properties may be bound or subject except as otherwise provided for in this Section 4.4; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, it or upon its securities, properties, assets or business; (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to it or to its securities, properties, assets or business; (e) violate any Permit except as otherwise provided for in this
Section 4.4; (f) require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body or the approval or consent of any other person except as otherwise provided for in this Section 4.4; or (g) result in the creation of any lien or other encumbrance on its assets or properties; except for compliance with the applicable requirements of the Securities Act, the Exchange Act, "blue sky" or state securities laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), the AMEX, and the laws of the Commonwealth of Massachusetts with respect to the filing of the Articles of Merger.

         4.5 DISCLOSURE. None of the SEC Filings referred to in Article 2 above, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Registrants have made all filings with the SEC which they are required to make pursuant to the Exchange Act, and they have not received any pending request from the SEC to file or failed to file any amendment or supplement to any such reports.

         4.6 NO MATERIAL CHANGES. As of the date hereof, there has been no material adverse change in the financial condition or results of operations of Holdings since the filing date of Holdings' last SEC Filing.

         4.7 ISSUANCE, SALE AND DELIVERY OF THE SHARES. Holdings has available and will have available on the Closing Date a sufficient number of authorized shares of Holdings Common Stock to enable it to consummate the transactions contemplated hereunder. When issued in accordance with the terms hereof, Holdings Common Stock to be sold hereunder by Holdings will be validly issued, fully paid and non-assessable, and, subject to official notice of issuance, duly listed on the AMEX.

         4.8 EXEMPT TRANSACTION. Assuming the accuracy and truth of the representations of the Stockholders in Article 2 and compliance by the Stockholders of all covenants contained herein applicable to the Stockholders, the issuance of the shares of Holdings Common Stock to the Stockholders at the Closing will constitute a transaction exempt from (a) the registration requirements of Section 5 of the Securities Act, in reliance upon Section 4(2) of the Securities Act and the regulations promulgated pursuant thereto and (b) the qualification requirements of the applicable state securities laws.

         4.9 ACTIONS AND PROCEEDINGS. Except as set forth or reflected in the SEC Filings, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving it or any of its securities, its assets, or properties. Except as set forth or reflected in the SEC Filings, there are no actions, suits or claims or legal, administrative or arbitration proceedings or, to its best knowledge, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to its best knowledge, threatened, against or involving it or any of its securities, assets or properties that would individually or in the aggregate have or could reasonably be expected to have a Holdings Material Adverse Effect. To its best knowledge, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that could individually or in the aggregate have or could reasonably be expected to have a Holdings Material Adverse Effect. For the purposes of this Agreement, the terms "it knows", "to its knowledge" or "to its best knowledge" with respect to Holdings or Perfumania.com or similar terms or phrases shall refer to the actual knowledge of William Patch.

                                   ARTICLE 5

                            COVENANTS AND AGREEMENTS

         The parties covenant and agree as follows:

         5.1 CONDUCT OF BUSINESS UNTIL THE CLOSING. During the period from the date hereof to the Closing Date, Envision shall:

                  5.1.1 Preservation of Personnel. Use reasonable efforts to preserve intact and keep available the services of Envision's present employees, and to facilitate the employment of such persons by Holdings or Perfumania.com on or before the Closing;

                  5.1.2 Insurance. Use reasonable efforts to keep in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect at the date of this Agreement;

                  5.1.3 Preservation and Advancement of the Business; Maintenance of Properties, Contracts. (a) Use reasonable efforts in each case to preserve and advance the business, (b) advertise, promote and market its services in accordance with past practices over the last twelve months, (c) keep its properties intact, (d) preserve its goodwill and its business and its Customers as customers, (e) maintain all physical properties in good repair and operating condition subject only to ordinary wear and tear, in each case in accordance with past practices, (f) perform and comply in all material respects with the terms of, and shall not amend, terminate, release, cancel or assign any rights or obligations under, or otherwise modify the rights and obligations of, the contracts set forth in Schedule 3.11 hereto, and (g) not enter into any material contract or commitment adversely affecting the businesses of such except for the normal purchase of materials, supplies and services in the ordinary course of their business;

                  5.1.4 Intellectual Property Rights. Use reasonable best efforts to preserve and protect the Proprietary Rights; and

                  5.1.5 Ordinary Course of Business. Operate its business solely in the ordinary course and in the normal, usual and customary manner.

         5.2 NEGATIVE COVENANTS PENDING CLOSING. During the period from the date hereof to the Closing Date:

                  5.2.1 Transactions with Others. Neither Envision, and its directors, officers and employees, nor the Stockholders, nor any representatives of the foregoing will, directly or indirectly, solicit inquiries from any person or enter into any agreement, or facilitate to do any of the following, with any person for the sale, acquisition, license, lease or any other transfer of all or any portion of capital stock or the assets (including, but not limited to, the Proprietary Rights) of Envision, or otherwise sell or transfer, or mortgage, pledge or create or permit to be created any lien or other encumbrance or security interest on, any of the capital stock or assets of Envision other than sales and purchases in the ordinary course of business, or enter into any material corporate transaction that would impair, impede or delay the consummation of the transactions contemplated herein;

                  5.2.2 Liabilities. Envision will not incur or discharge any obligation or liability other than in the ordinary course of business or incur any indebtedness for borrowed money, other than in the ordinary course of business;

                  5.2.3 Compensation. Envision will not increase the rates of direct or bonus compensation payable or to become payable to any officer, employee, agent or consultant other than in the ordinary course of business or hire or terminate any employee or consultant without the prior approval of Holdings;

                  5.2.4 Capital Stock. Envision will not make any change in the number of shares of the capital stock authorized, issued or outstanding or, except with respect to option grants to Robert Haskell disclosed in Schedule
3.2.2 in accordance with the terms of his employment offer letter, dated December 13, 1999, grant any option, warrant or other right to purchase, or to convert any obligation into, shares of capital stock, or declare or pay any dividend or distribution on any shares of capital stock, or sell or transfer any shares of its capital stock, except with respect to options to be granted to new employees hired by Envision prior to the Closing, subject to the prior approval of Holdings;

                  5.2.5 Charter and Bylaws. Envision will not amend its Articles of Organization or Bylaws or otherwise alter its corporate structure or ownership and Holdings will not amend in a manner materially adverse to the Stockholders or Richard Simon its Amended and Restated Articles of Incorporation or Bylaws, except in either case for any changes occurring as a result of a merger between Holdings and any of its wholly owned subsidiaries, so long as any such merger does not cause the transaction contemplated by this Agreement to fail to qualify as a reorganization within the meaning of Section 368 of the Code; or

                  5.2.6 Acquisitions. Envision will not make any acquisition of assets or property other than in the ordinary course of business.

         5.3      CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES.

                  5.3.1 From the date hereof through the Closing Date, the Stockholders and Envision shall use reasonable best efforts to conduct their and its business and affairs in such a manner so that the representations and warranties contained in Sections 2 and 3 hereof shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and Holdings shall promptly be given notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this paragraph.

                  5.3.2 From the date hereof through the Closing Date, Holdings shall use reasonable best efforts to conduct its business and affairs and to cause Perfumania.com to conduct its business and affairs in such a manner so that the representations and warranties contained in Section 4 hereof shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and Envision shall promptly be given notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this paragraph.

         5.4      CORPORATE EXAMINATIONS AND INVESTIGATIONS.

                  (a) Prior to the Closing, Holdings shall be entitled, through its affiliates, employees and representatives, to have access to the assets, properties, business and operations of Envision, as is reasonably necessary or appropriate in connection with Holdings' investigation of Envision. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of Envision's businesses and Envision shall cooperate fully therein. Envision shall provide Holdings and its affiliates and advisors with full access to Envision's financial, legal and business records and to arrange for Holdings to discuss with Envision's advisors and any party to a material agreement with Envision such matters as Holdings may reasonably request. Holdings must obtain Envision's approval prior to initiating any such discussion with an Envision advisor (except for Envision's accountants or attorneys) or a party to an Envision material agreement. In order that Holdings may have full opportunity to make such review, Envision and the Stockholders shall furnish the representatives of Holdings with all such information and copies of such documents concerning the affairs of Envision as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and shall make full disclosure to Holdings of all material facts affecting the assets, properties, business, operations and financial condition of Envision.

                  (b) Except as provided in this Section 5.4, each of the parties agrees to hold in confidence and not to use, disclose or reveal to any other person any confidential or proprietary information disclosed to the other in connection with the transactions contained in this Agreement or the negotiations between such parties until such information has become generally available to the public through no fault or omission on the part of the receiving party. Notwithstanding the foregoing, each party shall be permitted to make such disclosures to persons, the public or to governmental agencies as its counsel shall deem necessary to maintain compliance with and to prevent violation of applicable federal or state laws or the requirements of the AMEX. In the event that the Closing does not occur, Holdings and Perfumania.com will promptly return to Envision all copies of any materials or other written information furnished to Holdings or Perfumania.com by Envision or the Stockholders except for one copy to be retained by counsel for Holdings to enable compliance hereunder. If the confidentiality provisions hereof conflict with the provisions of a previously executed confidentiality agreement, the provisions of such prior agreement shall govern.

         5.5 EXPENSES. Holdings shall assume and pay directly all expenses of Holdings, Perfumania.com, EAC and Envision incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of each of their respective agents, representatives, counsel and accountants.

         5.6 AUTHORIZATION FROM OTHERS. Prior to the Closing, Holdings, Envision and the Stockholders will take all reasonable actions necessary to comply promptly with all legal or other requirements which apply with respect to the transactions contemplated hereby, and Holdings, Envision and the Stockholders will use their reasonable best efforts to obtain all authorizations, consents and Permits of others required to permit the consummation by them of the transactions contemplated by this Agreement.

         5.7 STOCKHOLDERS VOTE; CONSUMMATION OF AGREEMENT. Each of the Stockholders shall vote his or her Shares in favor of or consent to the Merger. Each of Holdings, the Stockholders and Envision shall use their respective reasonable best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by them under this Agreement and to consummate the transactions hereunder and further to ensure that to the extent in their respective control or capable of influence by it or them, no breach of any of Holdings', Perfumania.com's, Envision's or the Stockholders' respective representations, warranties and agreements hereunder or contemplated hereby occurs or exists on or prior to the Closing to the end that the transactions contemplated by this Agreement shall be fully carried out.

         5.8      HOLDINGS STOCKHOLDER APPROVAL.

                  (a) Holdings, acting through its Board of Directors, shall, in accordance with applicable law and its Amended and Restated Articles of Incorporation and Bylaws:

                           (i)      as soon as practicable after the date
hereof, duly hold a meeting of its stockholders for the purpose of considering and acting on the issuance of the shares comprising the Merger Consideration or solicit written consents from its stockholders approving the issuance of the shares comprising the Merger Consideration;

                           (ii)     subject to the fiduciary duties of the
Board of Directors under applicable law as advised in writing by legal counsel, include in the proxy statement or information statement sent to the Company's stockholders the recommendation of its Board of Directors that stockholders of the Company vote in favor of the issuance of the shares comprising the Merger Consideration; and

                           (iii)    use all reasonable efforts (A) to obtain
and furnish the information required to be included by it in the proxy statement or information statement, as applicable, and to cause such information (excluding information furnished by Envision) not to contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading, (B) to cause the proxy statement or information statement, as applicable, to be mailed to its stockholders at the earliest practicable time and (C) to obtain the necessary approvals by its stockholders of the transactions contemplated hereby.

         5.9 FURTHER ASSURANCES. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions and cooperate with each other as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

         5.10 MATERIAL EVENTS. At all times prior to the Closing, each party shall promptly notify the others in writing of the occurrence of any event which will or may reasonably be expected to result in the failure to satisfy any of the conditions of Articles 6 or 7 hereof.

         5.11 TAX-FREE TRANSACTION. Holdings, Perfumania.com, EAC and Envision will each use commercially reasonable efforts consistent with the economic arrangements between the parties to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code, and none of such parties shall take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code. Each of the parties shall report the Merger for income tax purposes as a reorganization within the meaning of Section 368 of the Code (and any comparable state or local tax statute). Holdings, Perfumania.com and Envision will each make and will use reasonable efforts to obtain from its affiliates such reasonable representations as may be requested by legal counsel for the purpose of rendering the opinions contemplated by Sections 6.7 and 7.11.

         5.12 EMPLOYMENT OFFERS TO ENVISION EMPLOYEES. Subject to a review of personnel records, Holdings shall make offers of employment to each employee of Envision or shall retain each such employee as an employee of Envision. Unless otherwise stated, employment of Envision employees by Envision, Holdings or Perfumania.com following the Closing shall be, for at least one year following the Closing, on an at-will basis in positions comparable with those at Envision, at a salary and benefit level equal to or greater than the salary and benefit level provided by Envision to each such employee. Holdings or Perfumania.com shall credit each employee of Envision with a number of years of service equal to such employee's number of years of service with Envision for purposes of the Holdings or Perfumania.com salary and bonus structure, vacation and sick leave benefits and all Holdings or Perfumania.com employee benefit plans in which such employees will be eligible to participate, other than for purposes of any benefit accrual under any defined benefit pension plan. Following the Effective Time, in its sole discretion, Holdings or Perfumania.com shall: (i) continue and maintain the current Envision 401(k) Plan; (ii) merge the current Envision 401(k) Plan and the current Holdings or Perfumania.com 401(k) Plan; or (iii) terminate the current Envision 401(k) Plan. In the event that Holdings or Perfumania.com merges the current Envision 401(k) Plan and the current Holdings or Perfumania.com 401(k) Plan or terminates the current Envision 401(k) Plan, any former employee of Envision who accepts employment with Holdings or Perfumania.com (a "Transferring Employee") shall be eligible to participate in the Holdings or Perfumania.com

401(k) Plan, in accordance with the terms of such plan, provided that Holdings or Perfumania.com shall give each Transferring Employee who participates in the Holdings or Perfumania.com 401(k) Plan credit for the years of service of such Transferring Employee to Envision solely for purposes of determining years of vesting service under the Holdings or Perfumania.com 401(k) Plan. To the extent a Transferring Employee is eligible, Envision shall fully vest each such Transferring Employee's rights under the Envision 401(k) Plan and shall further perform all of Envision's obligations to Transferring Employees under the terms of the Envision 401(k) Plan.

         5.13 NOMINATION AS A DIRECTOR OF HOLDINGS. Holdings covenants and agrees to elect Richard Simon to its Board of Directors prior to or contemporaneously with the Closing, effective at the later to occur of the Closing or the expiration of the waiting period with respect to the information statement filed on January 21, 2000 in accordance with Rule 14f-1 of the Exchange Act, and to nominate Richard Simon for election to serve as a director of Holdings at the Annual Meeting of Stockholders (or at any special meetings of stockholders held in lieu thereof) to be held in 2000 for a term expiring not sooner than the 2003 Annual Meeting of Stockholders. As and while a director, Mr. Simon shall be entitled to receive all compensation, reimbursement and perquisites paid to other employee-directors of Holdings similarly situated.

         5.14 TRANSFERS BY ENVISION STOCKHOLDERS. Each Stockholder agrees that such Stockholder shall not, directly or indirectly, transfer, sell, assign, distribute, exchange, mortgage, pledge, hypothecate or otherwise dispose (a "Transfer") of any shares (including any share received from a Stock Split thereto), or any interest therein, of Holdings Common Stock received pursuant to this Agreement, unless (i) such Transfer is pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities or "blue sky" laws or (ii) such Stockholder shall have furnished Holdings with a written legal opinion in form and substance reasonably satisfactory to Holdings and its counsel to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or "blue sky" laws.

         5.15 AMEX LISTING APPLICATION. If Perfumania.com has not filed, or an already filed application is insufficient to list shares of Holdings, Holdings shall file with the AMEX a listing application covering the shares comprising the Merger Consideration (the "Listing Application") within 10 days following the date hereof and shall use its reasonable best efforts to cause the Listing Application to become effective as soon as practicable.

         5.16     RULE 144 REQUIREMENTS. Holdings agrees to:

                  (a) Comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about Holdings;

                  (b) Use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of Holdings under the Securities Act and the Exchange Act; and

                  (c) For two years from the Closing Date, furnish to any Stockholder upon reasonable request (i) a written statement by Holdings as to its compliance with the requirements of said Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Holdings when available, and (iii) such other reports and documents of Holdings as such Stockholder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

         5.17 LICENSE TO NAME. Without limiting Envision's right of exclusive ownership of its name as of the Closing, effective as of the date hereof, Envision hereby grants to Holdings a fully paid-up, worldwide, exclusive (against third parties but not against Envision) license to all of its right, title and interest in and to the name "Envision Development Corporation." The license granted pursuant to this Section 5.17 shall terminate upon the termination of this Agreement pursuant to Section 9.1, or upon ownership of such name by Holdings or Perfumania.com, and may not be sublicensed by Holdings, except to a wholly owned subsidiary of Holdings, without the prior written consent of Envision, which shall not be unreasonably withheld. Perfumania.com hereby irrevocably assigns, and Envision hereby consents to such assignment of, all of Perfumania.com's rights, title and interest under, to and from Section 5.17 of the Original Agreement to Holdings and to any of its successors and assigns by operation of law.


                                   ARTICLE 6

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                              OF HOLDINGS TO CLOSE

         The obligation of Holdings to close is subject, at the option of Holdings acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment of the following conditions, any one or more of which may be waived by it:

         6.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Envision and the Stockholders contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for misrepresentations and breaches of warranties that would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect; provided that the representations and warranties of Envision and the Stockholders in Sections 3.2.1 and 3.2.2 shall be true and correct on and as of the date hereof and shall be true and correct on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, and provided, further, that for the purposes of this sentence, the representations and warranties of Envision and the Stockholders shall be construed as if they did not contain any qualification that refers to a Material Adverse Effect or materiality. Each of Envision and the Stockholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such party on or prior to the Closing Date. Envision and the Stockholders shall have delivered to Holdings certificates, dated the Closing Date and signed by the President of Envision to the foregoing effect.

         6.2 CERTIFICATE OF CLERK OF ENVISION. Envision shall have delivered to Holdings a certificate of the Clerk of Envision dated as of the Closing Date, certifying as to (i) the Articles of Organization and the Bylaws of Envision, as in effect on and as of the Closing Date and (ii) the resolutions of the Board of Directors of Envision authorizing and approving the execution, delivery and performance by Envision of this Agreement and the transactions contemplated hereby.

         6.3 THIRD PARTY CONSENTS AND PERMITS. All consents and approvals from parties to material contracts or other agreements with Envision and all Permits (including any state securities law approvals required in connection with the Merger and the issuance of Holdings Common Stock) that may be required in connection with the performance by Holdings, Perfumania.com, Envision or the Stockholders of their respective obligations under this Agreement shall have been obtained. In addition, all requirements pursuant to the HSR Act, any other federal or state law (including approval of the Stockholders pursuant to applicable law) or regulation and the rules of the AMEX shall have been fulfilled.

         6.4 EMPLOYMENT AGREEMENT. Richard Simon and Holdings or Perfumania.com shall have entered into a mutually agreed upon Employment Agreement.

         6.5 LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect which prevents the consummation of the Merger on substantially the same terms and conferring on Holdings substantially all the rights and benefits as contemplated herein, nor shall any proceeding brought by any governmental authority, domestic or foreign, seeking any of the foregoing be pending, and there shall not be any action taken, or any law or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger on substantially the same terms and conferring on Holdings substantially all the rights and benefits as contemplated herein illegal.

         6.6 RELEASES. Except as disclosed in Schedule 6.6, Holdings shall have received (a) written resignations of all directors of Envision, effective as of Closing, (b) evidence reasonably satisfactory that all agreements between Envision on the one hand, and the Stockholders and the directors, officers and other affiliates of Envision on the other hand, have been terminated without premium or penalty to Envision or Holdings and (c) written evidence reasonably satisfactory that all holders of any indebtedness for borrowed money of Envision (or beneficiary of any guarantee made by Envision of the indebtedness of any other person) shall have been released and discharged, including any lien or other encumbrance, without premium or penalty to Envision or Holdings.

         6.7 TAX OPINION. Holdings shall have received the written opinion of Simpson Thacher & Bartlett, counsel to Holdings, dated the Closing Date and in form and substance reasonably satisfactory to it, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

         6.8 FINAL APPROVALS. The stockholders of Holdings shall have approved the issuance of the shares comprising the Merger Consideration in accordance with all applicable laws and regulations. The AMEX shall have approved for listing the shares comprising the Merger Consideration.

                                   Article 7

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                    OF THE STOCKHOLDERS AND ENVISION TO CLOSE

         The obligation of the Stockholders and Envision to consummate the transactions contemplated hereby is subject, at the option of the Stockholders and Envision acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment of the following conditions, any one or more of which may be waived:

         7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Holdings and Perfumania.com contained in this Agreement shall be true in all respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for such misrepresentations and breaches of warranties that would not, individually or in the aggregate, reasonably be expected to have a Holdings Material Adverse Effect; provided that for the purposes of this sentence, the representations and warranties of Holdings and Perfumania.com shall be construed as if they did not contain any qualification that refers to a Holdings Material Adverse Effect or materiality. Holdings and Perfumania.com shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Holdings shall have delivered to the Stockholders a certificate, dated the Closing Date and signed by an officer of Holdings, to the foregoing effect.

         7.2 CERTIFICATE OF SECRETARY OF HOLDINGS. Holdings shall have delivered to Envision a certificate of the Secretary of Holdings dated as of the Closing Date, certifying as to (i) the Articles of Incorporation and the Bylaws of Holdings, as in effect on and as of the Closing Date and (ii) the resolutions of the Board of Directors of Holdings authorizing and approving the execution, delivery and performance by Holdings of this Agreement and the transactions contemplated hereby.

         7.3 CERTIFICATE OF CLERK OF EAC. EAC shall have delivered to Envision a certificate of the Clerk of EAC dated as of the Closing Date, certifying as to (i) the Articles of Organization and the Bylaws of EAC, as in effect on and as of the Closing Date and (ii) the resolutions of the Board of Directors and Stockholders of EAC authorizing and approving the execution, delivery and performance by EAC of this Agreement and the transactions contemplated hereby.

         7.4 LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect which prevents the consummation of the Merger on substantially the same terms and conferring on Envision and the Stockholders substantially all the rights and benefits as contemplated herein, nor shall any proceeding brought by any governmental authority, domestic or foreign, seeking any of the foregoing be pending, and there shall not be any action taken, or any law or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the

Merger on substantially the same terms and conferring on Envision and the Stockholders substantially all the rights and benefits as contemplated herein illegal.

         7.5 BUSINESS SINCE THE DATE OF THE SEC FILINGS. There shall have been no Holdings Material Adverse Effect since the date of Holdings' most recent SEC Filing.

         7.6 THIRD PARTY CONSENTS AND PERMITS. All consents and approvals from parties to material contracts or other agreements with Holdings and all Permits (including any state securities law approvals required in connection with the issuance of Holdings Common Stock) that may be required in connection with the performance by Envision or Holdings of its obligations under this Agreement shall have been obtained.

         7.7 EMPLOYMENT AGREEMENT. Holdings or Perfumania.com and Richard Simon shall have entered into a mutually agreed upon Employment Agreement.

         7.8 ELECTION AS DIRECTOR. Holdings shall have completed all required corporate action to elect Richard Simon to serve as a director of Holdings immediately following the later of the Closing or the expiration of the waiting period with respect to the information statement filed on January 21, 2000 in accordance with Rule 14f-1 of the Exchange Act.

         7.9 DEBT. Richard Simon shall have been released, or provisions shall have been made to his reasonable satisfaction that immediately following the Closing he shall be released, from all obligations of Envision under which he is a personal guarantor or have personal liability as described in Schedule 7.9.

         7.10 STOCKHOLDER APPROVAL. The Stockholders shall have approved all actions necessary for the consummation of the transactions contemplated hereby. The stockholders of Holdings shall have approved the issuance of the shares comprising the Merger Consideration in accordance with all applicable laws and regulations. The AMEX shall have approved for listing the shares comprising the Merger Consideration.

         7.11 TAX OPINION. Envision shall have received the written opinion of Palmer & Dodge LLP, counsel to Envision, dated the Closing Date and in form and substance reasonably satisfactory to it, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

                                   Article 8

                                 INDEMNIFICATION

         8.1 SURVIVAL. Notwithstanding any right of any party to fully investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any certificate, financial statement or other document delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, subject to the limitations set forth in Section 8.4. No person shall have a right to recovery against any party (or any officer, director, employee or agent of a party) other than through the exercise of the indemnification rights set forth in Section 8.2, which shall constitute the sole and exclusive remedy after the Closing Data for any breach by a party of any representation, warranty or covenant contained herein or in any certificate or other instrument delivered pursuant hereto, other than a fraudulent or intentional breach.

         8.2 OBLIGATION OF THE STOCKHOLDERS TO INDEMNIFY. Subsequent to the Effective Time, Richard L. Simon, Gary Whear and Leonard J. Umina (the "Principal Stockholders") shall, jointly and severally, indemnify and hold harmless Holdings (and their respective directors, officers, employees, agents, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses, including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees, whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this
Section 8 ("Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty or covenant of the Company or the Stockholders contained in Article 3 or in any certificate delivered pursuant hereto.

         8.3 LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the right to indemnification under this Section 8 shall be subject to the following terms:

                  (a)      No indemnification shall be payable pursuant to
Section 8.2 unless and until the amount of all claims for indemnification pursuant to the applicable Section exceeds $100,000 in the aggregate, whereupon indemnification pursuant to such Section shall be payable only to the extent all such claims exceed $100,000.

                  (b)      No indemnification shall be payable pursuant to
Section 8.2 after the first anniversary of the Effective Time (the "Expiration Date"), except with respect to claims made prior to the Expiration Date but not then resolved.

                  (c) The aggregate liability of the Principal Stockholders pursuant Section 10.2 shall not exceed $1,000,000.

                  (d) The limitations of Sections 8.3(a), (b) and (c) shall not apply in the case of a fraudulent or intentional misrepresentation or breach by any party, but no person shall be liable for any such misrepresentation or breach by any other person, and the limitation of Section 8.3(c) shall not apply to any misrepresentation or breach of warranty of Section 3.2.

                  (e) In determining the amount of any indemnity, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

         8.4 NOTICE AND DEFENSE OF CLAIMS. Promptly after receipt of notice of any claim, liability or expense for which a party seeks indemnification hereunder, such party shall give written notice thereof to the indemnifying party, but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the indemnifying party. The notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 30 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it intends to defend against such claim, liability or expense at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the indemnified party which consent shall not be unreasonably withheld), shall be by the indemnifying party and the indemnified party shall make no payment on such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense. Notwithstanding the foregoing, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of such claim, liability or expense with counsel selected by the indemnified party, and shall have the right to compromise or settle the same exercising reasonable business judgment. The indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.


                                   Article 9

                            TERMINATION OF AGREEMENT

         9.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

                           (a)      at the election of Envision upon written
notice to Holdings from Envision if any one or more of the conditions in Article 7 to the obligation of Envision to close has become incapable of being fulfilled or is not waived;

                           (b)      at the election of Holdings upon written
notice to Envision from Holdings if any one or more of the conditions in Article 6 to the obligation of Holdings to close has become incapable of being fulfilled or is not waived;

                           (c)      at the election of Envision upon written
notice to Holdings from Envision if Holdings has breached any representation or warranty or any covenant or agreement contained in this Agreement required to be performed as of such date of notice and has not, within fifteen (15) business days of receipt by Holdings of written notice from Envision of such breach of representation, warranty, covenant or agreement, cured such breach;

                           (d)      at the election of Holdings upon written
notice to Envision or the Stockholders if Envision or the Stockholders have breached any representation or warranty or any covenant or agreement contained in this Agreement required to be performed as of such date of notice and have not, within fifteen (15) business days of receipt by Envision or the

Stockholders of written notice from Holdings of such breach of representation, warranty, covenant or agreement, cured such breach;

                           (e)      at any time on or prior to the Closing, by
mutual written agreement of Envision, the Stockholders and Holdings;

                           (f)      by either party, if the Closing does not
occur on or prior to July 31, 2000, provided that the terminating party is not, at the time of such termination pursuant to this Section 9.1(f), in breach of any material term of this Agreement;

                           (g)      at the election of Envision or the
Stockholders if the Closing Price of the Holdings Common Stock is less than $9.00.

         9.2      EFFECT OF TERMINATION.

                  9.2.1 Except as provided in Section 9.2.2 below, if this Agreement is terminated and the transactions contemplated hereby are not consummated as provided in Section 9.1, each and every representation and warranty, and all covenants and agreements (except as provided in Section 9.2), contained in this Agreement or any Schedule hereto, or any certificate, document or other instrument delivered by the parties in connection herewith, shall expire and none of the parties hereto shall be under any liability whatsoever with respect to any such representation or warranty; provided, however, that notwithstanding the foregoing, each party shall, subject to Section 9.2.2, be and remain liable to the other in the event that the failure so to close hereunder shall occur as a consequence of the failure of a party to fully perform its covenants and agreements hereunder or the material breach by a party of its representations or warranties contained herein.

                  9.2.2 In the event of any termination of this Agreement prior to the Closing, the Stockholders shall not have any personal liability to Holdings arising under this Agreement except to the extent of a fraudulent misrepresentation or intentional tort by the Stockholders.

                  9.2.3 In the event of any termination of this Agreement prior to the Closing, Holdings' obligations under Section 5.5 and the parties' obligations of confidentiality under Sections 5.4(b) and 10.1 of this Agreement and any other confidentiality agreement between the parties shall survive such termination.

                                   Article 10

                                  MISCELLANEOUS

         10.1 PUBLICITY. Prior to the Closing, no publicity release or public announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Envision and Holdings, except to the extent allowed in Section 5.4(b). After the Closing no such release or announcement may be made by the Stockholders without advance approval thereof by Holdings, except to the extent required by law on the reasonable advice of counsel to such party.

         10.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission with confirmation retained or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission with confirmation retained or, if mailed, two days after the date of deposit in the United States mail, as follows:

                           (a) if to Holdings, Perfumania.com or EAC, to:

                                    Envision Development Corporation
                                    11701 N.W. 101st Road
                                    Miami, FL 33178
                                    Attention: William Patch, President
                                               and Chief Operating Officer
                                    Facsimile: (305) 889-1602

                               with a copy to:

                                    Simpson Thacher & Bartlett
                                    425 Lexington Avenue
                                    New York, NY 10017
                                    Attention: Gary Horowitz, Esq.
                                    Facsimile: (212) 455-2502

                           (b) if to Envision or the Stockholders:

                                    Envision Development Corporation
                                    4 Mount Royal Avenue
                                    Marlboro, MA 01752
                                    Attention: Richard Simon, President
                                    Facsimile: (508) 481-1771

                               with a copy to:

                                    Palmer & Dodge LLP
                                    One Beacon Street
                                    Boston, MA 02108
                                    Attention: Marc A. Rubenstein, Esq.
                                    Facsimile: (617) 227-4420

         Any party may by notice given in accordance with this Section 10.2 to the other parties designate another address or person for receipt of notices hereunder.

         10.3 ENTIRE AGREEMENT. This Agreement (including the Schedules), any confidentiality agreement entered between any of the parties hereto and any collateral agreements executed in connection with the consummation of the transactions contemplated herein (hereinafter the "Collateral Agreements") contain the entire agreement among the parties with respect to the purchase of the Shares and related transactions, and supersedes all prior agreements, written or oral, with respect thereto (including the executed Letter of Intent dated January 14, 2000).

         10.4 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by Holdings, Envision, and the holders of 66 2/3% of the outstanding shares of capital stock of Envision or, in the case of a waiver of compliance with any terms hereof, by the party waiving compliance which, in the case of Envision, shall mean Envision and the holders of 66 2/3% of the outstanding shares of capital stock of Envision as of the date hereof and in the case of the Stockholders, shall mean the holders of 66 2/3% of the outstanding shares of capital stock of Envision as of the date hereof. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity except where this Agreement expressly provides otherwise. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is not inaccuracy or breach.

         10.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts exclusive of its choice of law rules.

         10.6 ENFORCEABILITY IN JURISDICTIONS; CONSENT. The parties hereto intend to and hereby confer jurisdiction to enforce the provisions of this Agreement, expressly including without limitation, the provisions of Section 8 hereof, upon the courts of Massachusetts and Florida. In the case of any claim brought by Envision or the Stockholders, any legal action, suit or proceeding arising out of or relating to such claim may be instituted against Holdings, Perfumania.com and/or EAC in any state or federal court located in Boston, Massachusetts and Holdings, Perfumania.com and/or EAC agree not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court. In the case of any claim brought by Holdings or Perfumania.com, any legal action, suit or proceeding arising out of or relating to such claim may be instituted against the Stockholders and/or Envision in any state or federal court located in Miami, Florida and the Stockholders and/or Envision agree not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court.

         10.7 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives, except that nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement is not assignable, and any purported assignment shall be void, except by operation of law or by Holdings to any of its affiliates.

         10.8 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         10.9 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         10.10 HEADINGS. The headings and titles in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.


         10.11 SCHEDULES. With respect to the Schedules supplied by Envision and the Stockholders to Holdings or Perfumania.com, the section numbers and letters of such Schedules correspond to the section and subsection numbers and letters of this Agreement to which they refer; however, disclosure made by Envision and the Stockholders under any one section of the Schedules shall also be applicable to any other section of the Schedules.

         10.12 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

                                 ENVISION DEVELOPMENT CORPORATION
                                 A FLORIDA CORPORATION



                                 By:
                                     -------------------------------------------
                                     William Patch
                                     President and Chief Operating Officer


                                 PERFUMANIA.COM
                                 A FLORIDA CORPORATION



                                 By:
                                     -------------------------------------------
                                     William Patch
                                     President and Chief Operating Officer


                                 ENVISION ACQUISITION CORPORATION



                                 By:
                                     -------------------------------------------
                                     William Patch
                                     President


                                 By:
                                     -------------------------------------------
                                     William Patch
                                     Treasurer


                                 ENVISION DEVELOPMENT CORPORATION
                                 A MASSACHUSETTS CORPORATION



                                 By:
                                     -------------------------------------------
                                     Richard L. Simon
                                     President and Chief Executive Officer

                                 By:
                                     -------------------------------------------
                                     Richard L. Simon
                                     Treasurer


                                 STOCKHOLDERS:


                                 -----------------------------------------------
                                 Richard L. Simon
                                 Address: 33 Fox Run Road
                                          Sudbury, MA  01742


                                 -----------------------------------------------
                                 Gary Whear
                                 Address: 257 Loring Avenue
                                          Salem, MA  01970


                                 -----------------------------------------------
                                 Leonard J. Umina
                                 Address: 607 Sudbury Street
                                          Marlborough, MA  01752


                                 LMMK TRUST


                                 By:
                                     -------------------------------------------
                                     Leonard J. Umina, Trustee
                                     Address: 607 Sudbury Street
                                     Marlborough, MA  01752


                                 -----------------------------------------------
                                 John Hathaway
                                 Address: 7 Rooks Road
                                          Westford, MA  01886


                                 -----------------------------------------------
                                 Christopher W. Walsh
                                 Address: 7 Tory Lane
                                          Northborough, MA  01732

                                 -----------------------------------------------
                                 John Donovan, Sr.
                                 Address: 65 Commons Drive, Apt. 609
                                          Shrewsbury, MA  01545


                                 -----------------------------------------------
                                 Donald Wunschel
                                 Address: 16 Churchill Road
                                          Chelmsford, MA  01824


                                 -----------------------------------------------
                                 George Hathaway
                                 Address: 2905 Bryer Ridge Drive
                                          Export, PA  15632


                                 -----------------------------------------------
                                 Rita Hathaway
                                 Address: 2905 Bryer Ridge Drive
                                          Export, PA  15632


                                 -----------------------------------------------
                                 John Connors
                                 Address: 3 Stonemeadow Drive
                                          Westwood, MA  02090


                                 -----------------------------------------------
                                 Frederick Achille
                                 Address: 746 Apple Court
                                          Marco Island, FL  34145

                                   SCHEDULE I


                   CURRENTLY ISSUED AND OUTSTANDING SHARES OF
                        ENVISION DEVELOPMENT CORPORATION


                                   Number of Envision
Stockholders                          Shares Owned
------------                       ------------------

Richard Simon                           533,324*

Gary Whear                              134,839*

Leonard J. Umina                         60,338*

LMMK Trust                                3,363

John Hathaway                             9,867*

Christopher W. Walsh                      6,734

John Donovan, Sr                          1,683

Donald Wunschel                           1,683

George Hathaway                           6,734

Rita Hathaway                             1,683

John Connors                              3,367

Frederick Achille                         1,683

TOTAL:                                  765,298
                                        =======


*Includes 6,500 shares issued on December 21, 1999.

                                    SCHEDULES

Schedule I.                Stockholders of Envision

Schedule 3.2.2             Options or Other Rights

Schedule 3.5               Financial Statements

Schedule 3.6               No Material Adverse Change

Schedule 3.7               Tax Matters

Schedule 3.8               Compliance with Laws

Schedule 3.9               No Breach

Schedule 3.10              Actions and Proceedings

Schedule 3.11              Material Contracts

Schedule 3.12              Real Estate

Schedule 3.14              Intangible Property

Schedule 3.15              Title to Assets; Liens

Schedule 3.17              Customers

Schedule 3.18              Employee Benefit Plans

Schedule 3.20              Insurance

Schedule 3.22              Hazardous Materials

Schedule 3.23              Bank Accounts

Schedule 6.6               Releases

Schedule 7.9               Debt of Richard L. Simon

                                TABLE OF CONTENTS


                                                                                                          PAGE

Article 1       THE MERGER..................................................................................2

    1.1      The Merger.....................................................................................2

    1.2      Effective Time.................................................................................2

    1.3      Effects of the Merger..........................................................................2

    1.4      Articles of Organization and Bylaws............................................................2

    1.5      Directors and Officers.........................................................................2

    1.6      Conversion of Stock............................................................................2

    1.7      Conversion of Options..........................................................................3

    1.8      Closing of Envision's Transfer Books...........................................................3

    1.9      Issuance of Holdings Certificates..............................................................4

    1.10     Fractional Shares..............................................................................4

    1.11     No Liability...................................................................................4

    1.12     Further Ownership Rights in Envision Stock.....................................................4

    1.13     Lost, Stolen or Destroyed Certificates.........................................................5

Article 2       REPRESENTATIONS OF THE STOCKHOLDERS.........................................................5

    2.1      SEC Filings....................................................................................5

    2.2      Inquiry........................................................................................5

    2.3      Unregistered Shares............................................................................5

    2.4      No Distribution................................................................................5

    2.5      Limited Opportunity for Resale.................................................................5

    2.6      Investment Experience..........................................................................6

    2.7      States of Residence............................................................................6

    2.8      Affiliates.....................................................................................6

Article 3       REPRESENTATIONS AND WARRANTIES OF ENVISION AND THE STOCKHOLDERS.............................6

    3.1      Organization and Qualification.................................................................6

    3.2      Capitalization and Title to Shares.............................................................6

    3.3      Authority to Execute and Perform Agreements....................................................7

    3.4      Articles of Organization and Bylaws............................................................7

    3.5      Financial Statements...........................................................................7

    3.6      No Material Adverse Change.....................................................................8

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                          PAGE
    3.7      Tax Matters....................................................................................9

    3.8      Compliance with Laws..........................................................................10

    3.9      No Breach.....................................................................................10

    3.10     Actions and Proceedings.......................................................................11

    3.11     Contracts and Other Agreements................................................................11

    3.12     Real Estate...................................................................................13

    3.13     Tangible Property.............................................................................13

    3.14     Intangible Property...........................................................................13

    3.15     Title to Assets; Liens........................................................................14

    3.16     Absence of Undisclosed Liabilities............................................................14

    3.17     Customers.....................................................................................14

    3.18     Employee Benefit Plans........................................................................14

    3.19     Employee Relations............................................................................15

    3.20     Insurance.....................................................................................15

    3.21     Brokerage.....................................................................................15

    3.22     Hazardous Materials...........................................................................16

    3.23     Bank Accounts and Powers of Attorney..........................................................16

    3.24     No Misrepresentation..........................................................................16

    3.25     Representations, Warranties and Covenants.....................................................16

Article 4       REPRESENTATIONS AND WARRANTIES OF HOLDINGS.................................................17

    4.1      Organization..................................................................................17

    4.2      Authority to Execute and Perform Agreements...................................................17

    4.3      Brokerage.....................................................................................17

    4.4      No Breach.....................................................................................18

    4.5      Disclosure....................................................................................18

    4.6      No Material Changes...........................................................................18

    4.7      Issuance, Sale and Delivery of the Shares.....................................................18

    4.8      Exempt Transaction............................................................................18

    4.9      Actions and Proceedings.......................................................................19

Article 5       COVENANTS AND AGREEMENTS...................................................................19

    5.1      Conduct of Business Until the Closing.........................................................19

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                          PAGE
    5.2      Negative Covenants Pending Closing............................................................20

    5.3      Continued Effectiveness of Representations and Warranties.....................................21

    5.4      Corporate Examinations and Investigations.....................................................21

    5.5      Expenses......................................................................................22

    5.6      Authorization from Others.....................................................................22

    5.7      Stockholders Vote; Consummation of Agreement..................................................22

    5.8      Holdings Stockholder Approval.................................................................22

    5.9      Further Assurances............................................................................23

    5.10     Material Events...............................................................................23

    5.11     Tax-Free Transaction..........................................................................23

    5.12     Employment Offers to Envision Employees.......................................................23

    5.13     Nomination as a Director of Holdings..........................................................24

    5.14     Transfers by Envision Stockholders............................................................24

    5.15     AMEX Listing Application......................................................................24

    5.16     Rule 144 Requirements.........................................................................24

    5.17     License to Name...............................................................................25

Article 6       CONDITIONS PRECEDENT TO THE OBLIGATION  OF HOLDINGS TO CLOSE...............................25

    6.1      Representations, Warranties and Covenants.....................................................25

    6.2      Certificate of Clerk of Envision..............................................................26

    6.3      Third Party Consents and Permits..............................................................26

    6.4      Employment Agreement..........................................................................26

    6.5      Litigation....................................................................................26

    6.6      Releases......................................................................................26

    6.7      Tax Opinion...................................................................................26

    6.8      Final Approvals...............................................................................26

Article 7       CONDITIONS PRECEDENT TO THE OBLIGATION OF THE STOCKHOLDERS AND ENVISION TO CLOSE...........27

    7.1      Representations, Warranties and Covenants.....................................................27

    7.2      Certificate of Secretary of Holdings..........................................................27

    7.3      Certificate of Clerk of EAC...................................................................27

    7.4      Litigation....................................................................................27

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                          PAGE
    7.5      Business Since the Date of the SEC Filings....................................................28

    7.6      Third Party Consents and Permits..............................................................28

    7.7      Employment Agreement..........................................................................28

    7.8      Election as Director..........................................................................28

    7.9      Debt..........................................................................................28

    7.10     Stockholder Approval..........................................................................28

    7.11     Tax Opinion...................................................................................28

Article 8       INDEMNIFICATION............................................................................28

    8.1      Survival......................................................................................28

    8.2      Obligation of the Stockholders to Indemnify...................................................29

    8.3      Limitations on Indemnification................................................................29

    8.4      Notice and Defense of Claims..................................................................29

Article 9       TERMINATION OF AGREEMENT...................................................................30

    9.1      Termination...................................................................................30

    9.2      Effect of Termination.........................................................................31

Article 10      MISCELLANEOUS..............................................................................31

    10.1     Publicity.....................................................................................31

    10.2     Notices.......................................................................................32

    10.3     Entire Agreement..............................................................................32

    10.4     Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies....................33

    10.5     Governing Law.................................................................................33

    10.6     Enforceability in Jurisdictions; Consent......................................................33

    10.7     Binding Effect; No Assignment.................................................................34

    10.8     Counterparts..................................................................................34

    10.9     Exhibits and Schedules........................................................................34

    10.10    Headings......................................................................................34

    10.11    Schedules.....................................................................................34

    10.12    Severability..................................................................................34

An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.


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